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                                                                  EXHIBIT 10(dd)

                                    SUBLEASE

         This Sublease (this "SUBLEASE") is executed as of January 10, 2002, between HOST COMMUNICATIONS, INC., a Kentucky corporation (as successor-in-interest to Universal Sports America, Inc., a Texas Corporation), ("SUBLESSOR") and VIEWCAST CORPORATION, a Delaware corporation, ("SUBLESSEE").

                                    RECITALS

         Sublessor has the right to possession of Suite 2000, consisting of 14,731 rentable square feet of space (the "PREMISES"), in the office building located at 17300 North Dallas Parkway, Dallas, Texas 75248, commonly known as Bent Tree Green (the "BUILDING"), under that certain lease agreement dated April 13th, 1999 (as amended by Amendment One dated July 16th, 1999) between CMD Realty Investment Fund II, L.P., an Illinois limited partnership, as "LANDLORD", and Sublessor as "TENANT" (such lease agreement, as amended to date, is herein referred to as the "BASE LEASE").

         Sublessee desires to sublease the space depicted on Exhibit A hereto (the "SUBLEASE PREMISES") which is a portion, consisting of approximately 14,731 rentable square feet, of the Premises demised by the Base Lease.

         Sublessor has agreed to lease such space to Sublessee on the terms and conditions contained herein.

                                   AGREEMENTS

         In consideration of the premises and other good and valuable consideration, Sublessor and Sublessee agree as follows:

         1. PREMISES SUBLEASED & TERM. Sublessor hereby subleases to Sublessee the Sublease Premises for a term commencing February 1st, 2002 and continuing through December 31st, 2005.

         2. RENT. As rent for this Sublease, Sublessee shall pay to Sublessor in advance $20,255.12 per month (the "Rent). Payment of Rent shall be made to Sublessor on the first day of each month at its address written below or at such other address Sublessor may designate in writing, without any offset or deduction whatsoever. Notwithstanding the commencement date as established in Paragraph 1 above, the first payment of Rent hereunder (for April, 2002) shall be made on April 1, 2002. In addition, Sublessee shall receive a rental abatement for one month during the 27th month (April, 2004) of the term. Upon execution of this Sublease, Sublessee shall pay to Sublessor a Security Deposit equal to two month's Rent in the amount of $40,510.24.

         3. EXPENSES; TAXES. Sublessee shall pay its Proportionate share of any increases in Taxes or Operating Costs over the Base Year of 2002 as defined in the Base Lease.



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         4. ACCEPTANCE. Sublessee acknowledges that it has inspected the
Sublease Premises demised hereunder, and is fully satisfied with their condition and accepts the same, "AS IS." Sublessor has made no representation or warranties of any nature whatsoever with regard to the Sublease Premises, other than those set forth herein, and Sublessor shall have no obligation or duty with regard to preparation of the Sublease Premises for occupancy by Sublessee.

         5. BASE LEASE INCORPORATED. The provisions of the Base Lease are, except as otherwise herein specifically provided, hereby incorporated in this Sublease with the same effect as if entirely rewritten herein, and shall fix the rights and obligations of the parties hereto with respect to the Sublease Premises with the same effect as if Sublessor and Sublessee were, respectively, the landlord and tenant named in the Base Lease. Sublessee hereby covenants to perform the covenants and undertakings of Sublessor as tenant under the Base Lease to the extent the same are applicable to the Sublease Premises during the term of this Sublease, and agrees not to do or permit to be done any act which shall result in a violation of any of the terms and conditions of said Base lease. Except as otherwise specifically provided herein, Sublessee is to have the benefit of the covenants and undertakings of Landlord in the Base Lease to the extent the same are applicable to the Sublease Premises during the term of this Sublease. It is expressly understood and agreed, however, that Sublessor is not in the position to render any of the services or to perform any of the obligations required of Landlord by the terms of the Sublease, and that performance by Sublessor of its obligations hereunder are conditioned upon due performance by owner of its corresponding obligations under the Base Lease. It is further understood and agreed, therefore, that notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be in default under this Sublease for failure to render such services or perform such obligations required by Sublessor by the terms of this Sublease that are the responsibility of the Landlord under the Base Lease, but Sublessor agrees to take all responsible measures to insure that Landlord performs said obligations. The term "reasonable measures" shall not include legal action against Landlord for its failure to so perform unless Sublessee agrees to pay all costs and expenses in connection therewith.

         6. SUBORDINATE TO BASE LEASE. This Sublease is subject and subordinate in all respects to said Base Lease. Sublessee acknowledges that it has received a copy of said Base Lease, which is attached hereto as Exhibit B.

         7. HOLDOVER. Sublessee shall promptly vacate the sublease Premises upon expiration or termination of this Sublease. Any holding over by Sublessee beyond the expiration date of this Sublease shall be deemed unlawful unless expressly consented to by Sublessor in writing, and Sublessor shall be entitled to any and all remedies in law or in equity by reason of such unlawful holding over by Sublessee. Sublessee agrees to indemnify and save Sublessor harmless against and from any and all loss, cost, expense and liability incurred by Sublessor under the Base Lease by reason of any such holding over.

         8. INDEMNIFICATION. Sublessee shall indemnify and save harmless Sublessor against and from any and all liability, damage, expense, cause of action, suits, claims or judgments for injury or death to persons or damage to property sustained by anyone in and about said Sublease Premises or any part thereof, arising out of any way connected with Sublessee's use or occupation of the Sublease Premises or this Sublease.

         9. ASSIGNMENT OR SUBLETTING. Sublessee shall not, without the prior written consent of Sublessor, assign the term hereby demised, nor suffer or permit it to be assigned by operation of law or otherwise, nor shall the Sublessee, without the prior written consent of Sublessor, let or sublet or permit the said Sublease Premises or any part thereof to be used by others for hire.



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     10. LANDLORD'S CONSENT. This Sublease is subject to and conditioned upon the written consent of Landlord to this Sublease, such consent to be given by Landlord no later than January 21st, 2002.

     11. INSURANCE. Sublessee shall maintain insurance as required under the Base Lease in the amounts stated in the Base Lease, with Sublessor named as an additional insured. Sublessee shall furnish to Sublessor certificates of such insurance and other evidence satisfactory to Sublessor of the maintenance of all insurance coverage required hereunder.

     12. PARKING. Sublessee shall the right to 3.2 parking spaces per 10000 RSF in the premises on a non-exclusive, unassigned "first come, first served" basis in the unreserved areas of the parking facility and at least seventy-five percent (75%) shall be covered parking spaces at no charge throughout the sublease term. Sublessee shall have the right to four (4) reserved spaces in the parking facility at no charge throughout the sublease term.

     13. NOTICES. All notices and other communications given pursuant to the Sublease shall be in writing and shall be (a) mailed by first class, Unites States mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address listed below, (b) hand delivered to the intended addressee, (c) sent by nationally recognized overnight courier, or (d) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States mail; all other notices shall be effective upon deliver to the address of the addressee. The parties hereto may change their address by giving notice thereof to the other in conformity with this provision.


     Sublessor:     Host Communications
                    546 East Main Street
                    Lexington, Kentucky 40508
                    Attn: Mr. Jerry Felix
                    Telephone No. 859-226-4294
                    Telecopy No. 859-226-4242


     Sublessee:     ViewCast Corporation
                    17300 North Dallas Parkway, Suite 2000
                    Dallas, Texas 75248
                    Telephone No. 972.488.7285
                    Telecopy No. 972.241.0940




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     Landlord:      Mr. Robert Gibbons, Regional VP
                    CMD Realty Investors, L.P.
                    14850 Quorum Drive, Suite 120
                    Dallas, Texas 75254
                    Telephone No. 972-733-6955
                    Telecopy No. 972-733-6969

     14. BROKERAGE. Sublessee warrants that it has not dealt with any broker or agent in connection with the negotiations or execution of this Sublease other than CB Richard Ellis (Pat O'Keefe and Anthony Bolner, Brokers) whose commission shall be paid by Sublessor. Sublessee and Sublessor shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

     15. BINDING EFFECT; GOVERNING LAW. The Base Lease shall remain in full effect and this Sublease shall be binding upon Sublessor and Sublessee and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Sublease and the terms of the Base Lease, the terms of the Sublease shall prevail. The Sublease shall be governed by the laws of the State in which the Premises is located.

     16. COUNTERPARTS. This Sublease may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

     EXECUTED effective as of the date and year above written.



                                        SUBLESSOR:

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                                        By:
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                                        Name:
                                             -----------------------------------
                                        Title:
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                                        SUBLESSEE:

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                                        By:
                                           -------------------------------------
                                        Name:
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                                        Title:
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